Exhibit 99.1

[Slide 1]
TriMas Corporation Logo
A Heartland Industrial Partners' Company
Second Quarter 2004 Earnings Review Conference Call
August 11, 2004

[Slide 2]
Safe Harbor Statement:
This document contains "forward-looking" statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas' outlook concerning future results. The words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could," or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will be achieved. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this document. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability, recall and warranty claims, compliance with environmental and other regulations, and competition within our industries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, including our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses and complete actions we have identified as providing cost-saving opportunities.

[Slide 3]
Agenda

     o  2004 Second Quarter Financial Highlights
     o  2004 Second Quarter Operating Highlights
     o  2004 Second Quarter Financial Performance

     o  TriMas Capitalization
     o  2004 Key Performance Drivers
     o  Q&A
     o  Appendix

[Slide 4]
2004 Second Quarter Financial Highlights

     o TriMas had sales of $284.2 million, representing an increase of $34.0 million or 13.6% over 2003.

     o Second quarter net income was $10.3 million, or $0.51 per share, representing a significant improvement over 2003 second quarter's net loss of $1.4 million, or $(0.07) per share.

     o Operating profit increased $16.5 million to $33.0 million and approximated 11.6% of sales.

     o Total Company Adjusted EBITDA increased $8.2 million to $42.9 million, or 23.6% compared to a year ago.

     o Earnings reflect the absorption of $5.4 million in costs from direct and indirect steel-related issues.

     o TriMas ended the quarter with $759.8 million of debt and borrowings on its receivables securitization facility of $48.3 million, reflecting the Company's sales growth and investment in working capital.

     o The Company's bank LTM EBITDA was $160.1 million which supports our lending ratios:

          - The Company's leverage ratio was 5.05x vs. the leverage covenant of 5.50x.

          - The interest coverage ratio was 2.59x vs. the interest coverage covenant of 2.25x.

     o    TriMas had $5.8 million in cash at quarter end.

[Slide 5]
2004 Second Quarter Operating Highlights
During the second quarter, TriMas realized the benefits of continuing overall macro-economic expansion and operational initiatives.

     o    Cequent Transportation Accessories

          - Net sales for the quarter improved to $150.6 million, a 19.5% increase from the prior year.

          - Operating profit improved to $25.0 million, an increase of 72.4%, while Segment Adjusted EBITDA was $29.9 million, an increase of 53.3% compared to the prior year.

          - Initial strong order activity in all channels; late quarter slowing in installer and WD channels

          - Continued order fill improvements in retail, installer and WD channels

          -    Goshen, IN and Reynosa, Mexico performance step-change continues

          - Inventory build in all channels - steel price and distribution optimism drivers

          -    New product introductions on plan

          - Trailer Products' integration & Wausau closure complete; Mosinee, WI and Juarez, Mexico performance improvements continue

          - Distribution restructuring on track; South Bend, IN distribution center now in commercial mode

          - Oakville, Ontario manufacturing closure announced; distribution consolidation planning underway

          - Cequent's strategic value proposition continues to have great support across all channels served

[Slide 6]
2004 Second Quarter Operating Highlights

     o    Rieke Packaging Systems

          - Net sales for the quarter were $34.7 million, up 4.8% compared to the prior year. Adjusted for a one-time government order in Q2-03, revenues increased by 8%.

     o Core products sales volume increased by 4.0% while new product revenues were up 62% in the month of June.

          - Segment Adjusted EBITDA was $11.6 million, an improvement of 12.6% compared to the prior year.

          -    Operating income increased to $9.3 million from $8.4 million.

          - Customer commitments in Q2-04 for new products introduced in 2004 total $3.2 million on FRR.

          - Currently working on incremental revenue projects for Hamilton and China facilities totaling $19 million FRR.

          - Segment Adjusted EBITDA margins improved to 33.4% from 31.1% despite absorbing steel price increases.

     o    Fastening Systems

          - Net sales for the quarter were $37.0 million, flat compared to the prior year.

          - Improved demand for aerospace fasteners, mainly in military and commercial aircraft spending, resulted in a 14.6% increase in year-over-year second quarter sales at Monogram.

          - Industrial fastening demand remains very strong due to Class 8 truck and off-road/agricultural machinery.

          - Steel availability and cost increases negatively impacted results in Q2 by about $2.4 million. Industrial fasteners unshipped order backlog increased to $5.0 million. Steel issues are expected to remain critical during the second half.

          -    Lakewood, OH closure is scheduled for the end of Q3.

[Slide 7]
2004 Second Quarter Operating Highlights

     o    Industrial Specialties

          - Net sales for the quarter were $61.9 million, an increase of 13.4% over the prior year second quarter.

          - Strong revenue growth continues across all SBU's, mainly driven by economic expansion and market share gains.

          - Lamons is benefiting from very strong increase in demand (+30%) at Exxon and the continuation of a new Dow contract.

          - Compac consolidation is progressing well. All office activity and half of the machinery have been relocated, and remaining equipment is on schedule for completion in Q4.



[Slide 8]
($ in millions)
                                               Three Months Ended June 30                      Six Months Ended June 30
Net Sales                                2004           2003           Variance       2004             2003           Variance
---------                                ----           ----           --------       ----             ----           --------
Cequent Transportation Accessories...  $    150.6     $    126.0           19.5%    $    280.1       $    224.8           24.6%
Rieke Packaging Systems..............  $     34.7     $     33.1            4.8%    $     65.1       $     63.4            2.7%
Fastening Systems....................  $     37.0     $     36.5            1.4%    $     75.6       $     71.5            5.7%
Industrial Specialties...............  $     61.9     $     54.6           13.4%    $    124.3       $    108.4           14.7%
                                       ----------     ----------       ---------    ----------       ----------       ---------
   Total Net Sales...................  $    284.2     $    250.2           13.6%    $    545.1       $    468.1           16.4%
Adjusted EBITDA (1)
Cequent Transportation Accessories...  $     29.9     $     19.5           53.3%    $     48.6       $     31.9           52.4%
Rieke Packaging Systems..............  $     11.6     $     10.3           12.6%    $     20.1       $     19.8            1.5%
Fastening Systems....................  $     (1.2)    $      1.3            N/A     $     (1.1)      $      5.0             N/A
Industrial Specialties...............  $      8.6     $      7.6           13.2%    $     18.1       $     16.0           13.1%
                                       ----------     ----------       ---------    ----------       ----------       ---------
   Segment Adjusted EBITDA...........  $     48.9     $     38.7           26.4%    $     85.7       $     72.7           17.9%
      % Margin.......................        17.2%          15.5%           1.7%          15.7%            15.5%           0.2%
Corporate operating expenses and
   management fee....................  $     (5.3)    $     (4.4)          20.5%    $    (11.0)      $     (8.8)          25.0%
Corporate other income (expense).....  $     (0.7)    $      0.4            N/A     $     (1.2)      $      0.5             N/A
   Total Company Adjusted EBITDA.....  $     42.9     $     34.7           23.6%    $     73.5       $     64.4           14.1%
      % Margin.......................        15.1%          13.9%           1.2%          13.5%            13.8%          (0.3%)
Memo Items:
Restructuring, consolidation and
   integration costs (2).............  $     (4.4)    $     (5.2)      $    0.8     $     (9.8)      $     (8.6)     $    (1.2)
                                       ----------     ----------       ---------    ----------       ----------       ---------
Legacy stock award expense...........  $     --       $     (1.2)      $    1.2     $     --         $     (2.5)     $     2.5
                                       ----------     ----------       ---------    ----------       ----------       ---------



(1) The Company has established Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") as an indicator of our operating performance and as a measure of our cash generating capabilities. The Company defines "Adjusted EBITDA" as net income before interest, taxes, depreciation, amortization, impairment of goodwill, non-cash losses on sale-leaseback of property and equipment, and legacy stock award expense.

(2) Represents certain charges related to our consolidation, restructuring and integration activities intended to eliminate duplicative costs or achieve cost efficiencies related to integrating acquisitions or other restructurings related to expense reduction efforts. Such costs are not eliminated in the determination of Company Adjusted EBITDA, however we would eliminate these costs to better evaluate our underlying business performance.

[Slide 9]
2004 Second Quarter Financial Performance

     o Total company net sales increased 13.6% from 2003 to 2004. Adjusting for the acquisition of Bargman, we experienced a healthy 12.4% sales growth rate.

     o    Operational efficiencies improved as top line revenue recovered.

     o We absorbed $2.5 million in net, unrecovered surcharges on steel purchases in Q2.

          - Implemented cost pass-throughs on steel surcharges and anticipate recovery of 85% of surcharges during the full year 2004.

     o Also absorbed additional $2.9 million earnings impact during Q2 due to manufacturing inefficiencies and lost sales resulting from shortages of steel.

     o Restructuring, consolidation and integration costs of $4.4 million in the quarter related primarily to:

          -    Plant closure and restructuring activities within Fastening
               Systems;

          - Consolidation of Compac's operations in our new facility in Hackettstown, NJ

[Slide 10]
($ in millions)



--------------------------------------------------- ------------------ ------------------
                                                        30-Jun-04         % of Total
--------------------------------------------------- ------------------ ------------------
Cash and Cash Equivalents.....................              $5.8
--------------------------------------------------- ------------------ ------------------

Working Capital Revolver......................             $33.0              2.8%
Term Loan B...................................            $290.4             25.0%
Other Debt....................................              $0.3              0.0%

     Subtotal, Senior Secured Debt............            $323.7             27.8%

9.875% Senior Sub Notes due 2012..............            $436.1             37.5%
--------------------------------------------------- ------------------ ------------------
   Total Debt.................................            $759.8             65.3%
--------------------------------------------------- ------------------ ------------------

--------------------------------------------------- ------------------ ------------------
   Total Shareholders' Equity.................            $403.2             34.7%
--------------------------------------------------- ------------------ ------------------

--------------------------------------------------- ------------------ ------------------
   Total Capitalization.......................          $1,163.0            100.0%
--------------------------------------------------- ------------------ ------------------

Memo:  A/R Securitization.....................             $48.3
--------------------------------------------------- ------------------ ------------------
   Total Debt + A/R Securitization............            $808.1
--------------------------------------------------- ------------------ ------------------

Key Ratios:
Bank LTM EBITDA...............................            $160.1
Coverage Ratio................................               2.59x
Leverage Ratio................................               5.05x
--------------------------------------------------- ------------------ ------------------


Second Quarter 2004 Update:

     o    TriMas had $5.8 million of cash and cash equivalents at June 30, 2004.

     o The Credit Agreement leverage ratio was 5.05x Bank LTM EBITDA at June 30, 2004.

[Slide 11]
2004 Key Performance Drivers

     o Focus on earnings expansion through completion of integration activities, organic growth initiatives, and debt reduction.

          - Increase operational margins via incremental productivity improvements

          - Manage steel pricing and supply issues to mitigate impact to operating earnings

     o Evolving focus within TriMas to revenue growth through new product launches and market development vs. integration and restructuring initiatives.

          - Finalize the closure of Fastening Systems' Lakewood, OH facility and the legacy HammerBlow Wausau, WI facility and start-up of Compac's new Hackettstown, NJ facility.

     o Seek to broaden "core" businesses via aggressive product and market development initiatives combined with selective acquisitions.

     o    Continue to expand capabilities internationally.

     o Capitalize on benefits of key operational and strategic initiatives and overall strengthening of the US economy to achieve additional momentum across all four of TriMas' business segments.

[Slide 12]
Q&A

[Slide 13]
Appendix

[Slide 14]
Cash Flow Highlights
($ in millions)

                                                              2004         2003
                                                            --------    --------
Cash provided by operating activities.........................$7.5        $6.5
                                                            --------    --------
Capital expenditures........................................($26.9)     ($10.4)
Proceeds from sales of fixed assets...........................$0.2       $68.0
Acquisition of businesses, net of cash acquired..............($5.5)    ($205.8)
                                                            --------    --------
Cash used for investing activities..........................($32.2)    ($148.2)
                                                            --------    --------
Proceeds from senior credit facility, net....................$31.6       $73.6
Payments on notes payable and other..........................($7.9)      ($2.3)
Proceeds from sales of common stock, net......................$0.0       $15.0
Metaldyne financing items, net................................$0.0      ($22.7)
                                                            --------    --------

Cash provided by financing activities........................$23.7       $63.6
                                                            --------    --------
Net change in cash and cash equivalents......................($1.0)     ($78.1)
                                                            ========    ========

[Slide 15]
Condensed Balance Sheet
($ in millions)


                                                                                              June 30,        December 31,
                                                                                                2004              2003
                                                                                          ----------------- ------------------
                                                              Assets
Current assets:
Cash and cash equivalents                                                                           $5,810             $6,780
Receivables                                                                                        131,670            118,970
Inventories                                                                                        147,750            124,090
Deferred income taxes                                                                               10,980             10,900
Prepaid expenses and other current assets                                                            9,290              8,440
                                                                                          ----------------- ------------------
         Total current assets                                                                      305,500            269,180

Property and equipment, net                                                                        201,640            187,420
Goodwill                                                                                           656,890            658,900
Other intangibles                                                                                  316,220            322,750
Other assets                                                                                        60,260             61,780
                                                                                          ----------------- ------------------
         Total assets                                                                     $      1,540,510  $       1,500,030
                                                                                          ================= ==================
                      Liabilities and Shareholder's Equity
Current liabilities:
Current maturities, long-term debt                                                        $          3,170  $          10,920
Accounts payable                                                                                   118,140             94,130
Accrued liabilities                                                                                 66,580             75,100
Due to Metaldyne                                                                                       210              4,400
                                                                                          ----------------- ------------------
         Total current liabilities                                                                 188,100            184,550

Long-term debt                                                                                     756,590            725,060
Deferred income taxes                                                                              150,610            149,030
Other long-term liabilities                                                                         35,530             37,770
Due to Metaldyne                                                                                     6,480              6,960
                                                                                          ----------------- ------------------
         Total liabilities                                                                       1,137,310          1,103,370
                                                                                          ----------------- ------------------
Total Shareholders' Equity                                                                          $403.2             $396.7
Total Liabilities and Shareholders' Equity                                                        $1,540.5           $1,500.1
                                                                                          ----------------- ------------------


[Slide 16]
Condensed Statement of Operations
(in millions, except per share amounts)

                                             For the Three Months Ended June 30,
                                                  2004           2003
Net Sales                                          $  284.2          $250.2
Cost of Sales                                       (206.9)         (184.6)

Gross Profit                                           77.3            65.6
Selling, general and administrative expenses         (44.4)          (43.1)
Gain (loss) on disposition of property
  & equipment                                           0.1           (6.0)
Operating Profit                                       33.0            16.5
Other expense, net                                   (16.7)          (16.3)
Income before income taxes                             16.3             0.2
Income taxes                                          (6.0)           (1.6)
Net Income (loss)                                     $10.3          $(1.4)
Basic earnings (loss) per share                      $ 0.51        $ (0.07)
Diluted earnings (loss) per share                    $ 0.51        $ (0.07)
Weighted average common shares - basic                 20.0            19.9
Weighted average common shares - diluted               20.3            19.9